Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-34019, 333-01019, 333-52199, 333-133389 and 333-133391 on Form S-8 of Calgon Carbon Corporation of our report dated April 24, 2007, (with respect to the consolidated statements of income, shareholders’ equity, and cash flows of Chemviron Carbon Limited, for the year ended December 31, 2005 not presented separately herein), which report appears in the December 31, 2007 Annual Report on Form 10-K of Calgon Carbon Corporation.

KPMG LLP

Manchester, United Kingdom
March 14, 2008